Exhibit 99.2
CT Communications, Inc.
Supplemental Information
First Quarter 2006

	1Q 2006	1Q 2005	% Change
ILEC
Cap Ex as a % of Revenue	15.1%	19.7%
Business Access Lines	28,241	28,647	(1.4%)
Residential Access Lines	81,630	84,174	(3.0%)
Gross Adds	2,936	3,060	(4.1%)
Disconnects	3,182	3,155	0.9%
Net Adds (Losses)	(246)	(95)	(158.9%)
Monthly Churn Rate	0.9%	0.9%
Long Distance Penetration	78.3%	75.3%
DSL Penetration of ILEC Lines	17.3%	12.2%

	1Q 2006	1Q 2005	% Change
Wireless
Cap Ex as a % of Revenue	2.1%	12.9%
Gross Adds	2,972	3,034	(2.0%)
Disconnects	1,965	2,156	(8.9%)
Net Adds / (Losses)	1,007	878	14.7%
Monthly Churn Rate	1.4%	1.6%
Subscriber ARPU	$40.19	$41.78	(3.8%)
Cell Sites	86	81	6.2%

	1Q 2006	1Q 2005	% Change
CLEC
Cap Ex as a % of Revenue	26.8%	4.3%
T-1/PRI Facility Based Lines	19,836	17,661	12.3%
B-1/R-1 Facility Based Lines	7,668	8,178	(6.2%)
Resale and UNE-P Lines	5,886	6,022	(2.3%)
Gross Adds	1,598	1,258	27.0%
Disconnects	754	1,115	(32.4%)
Net Adds (Losses)	844	143	490.2%
Monthly Churn Rate	0.7%	1.2%
CLEC LD Lines	20,928	20,445	2.4%
Out of Area LD Only Lines	2,557	3,998	(36.0%)
LD Penetration of CLEC Lines	62.7%	64.2%

	1Q 2006	1Q 2005	% Change
Greenfield
Cap Ex as a % of Revenue	63.4%	58.8%
Business Lines	4,996	4,359	14.6%
Residential Lines	10,328	9,092	13.6%
Gross Adds	1,383	1,287	7.5%
Disconnects	988	811	21.8%
Net Adds / (Losses)	395	476	(17.0%)
Monthly Churn Rate	2.2%	2.0%
Greenfield LD Lines	9,088	7,326	24.1%
LD Penetration of Grfld. Lines	59.3%	54.5%
DSL Penetration of Grfld. Lines	17.2%	13.0%

	1Q 2006	1Q 2005	% Change
Internet & Data
Cap Ex as a % of Revenue	7.6%	15.3%
DSL Gross Adds	3,226	2,463	31.0%
DSL Disconnects	1,023	827	23.7%
DSL Net Adds (Losses)	2,203	1,636	34.7%
Dial-Up Gross Adds	378	581	(34.9%)
Dial-Up Disconnects	869	1,128	(23.0%)
Dial-Up Net Adds (Losses)	(491)	(547)	10.2%
High Speed Gross Adds	73	47	55.3%
High Speed Disconnects	50	36	38.9%
High Speed Net Adds (Losses)	23	11	109.1%

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